UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 9, 2012

LUCID, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	001-35379	16-1406957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

95 Methodist Hill Drive, Suite 500, Rochester, NY	14623
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code:  (585) 239-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A of Lucid, Inc. (the “Company”), amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 13, 2012 disclosing, among other things, the election of Mr. Richard J. Pulsifer as the Company’s Chief Financial Officer.  This Amendment No. 1 is being filed to disclose the Company’s entry into an Employment Agreement with Mr. Pulsifer on October 1, 2012, as well as the entry on the same day of a new Employment Agreement with Mr. L. Michael Hone, the Company’s Chief Executive Officer.  The Company also amended its Code of Business Conduct and Ethics on October 1, 2012.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2012, the Board of Directors of the Company approved Employment Agreements for Mr. L. Michael Hone, the Company’s Chief Executive Officer, and Mr. Richard J. Pulsifer, the Company’s Chief Financial Officer.

Mr. Hone’s Employment Agreement

Mr. Hone’s Employment Agreement has a three-year initial term commencing as of December 7, 2011, which will renew automatically for an additional one-year period unless either party intends not to renew.  Mr. Hone serves as the Chief Executive Officer of the Company and receives an initial annual base salary of $350,000, which will be redetermined annually by the Executive Compensation Committee of the Board of Directors.  Mr. Hone is entitled to receive cash incentive compensation as determined by the Executive Compensation Committee and to participate in or receive benefits under all of the Company’s employee benefit plans.

In the event of termination of employment for any reason, Mr. Hone would be entitled to the following severance benefits: (i) any base salary earned through the date of termination, unpaid expense reimbursements and unused vacation; and (ii) any vested benefits Mr. Hone may have under any employee benefit plan of the Company through the date of termination.

In the event of termination of employment by the Company without cause or by Mr. Hone for good reason, Mr. Hone would be entitled to the following severance benefits: (i) any vested benefits Mr. Hone may have under any employee benefit plan of the Company through the date of termination; (ii) 2 times the sum of Mr. Hone’s base salary and his average incentive compensation; and (iii) a monthly cash payment for 36 months equal to the amount of monthly employer contribution of the Company for health insurance, if applicable.

During the term of the Employment Agreement, if within 18 months after a change in control, Mr. Hone’s employment is terminated by the Company without cause or by Mr. Hone for good reason, Mr. Hone would be entitled to the following severance benefits: (i) a lump sum in cash in an amount equal to 2 ½ times the sum of (A) Mr. Hone’s base salary plus (B) his average incentive compensation; (ii) acceleration of vesting of all stock options and other stock-based awards; and (iii) a monthly cash payment for 36 months equal to the amount of monthly employer contribution of the Company for health insurance, if applicable.

Pursuant to the Employment Agreement, Mr. Hone is subject to non-compete and non-solicitation obligations both during, and after, his employment with the Company.

Mr. Pulsifer’s Employment Agreement

Mr. Pulsifer’s Employment Agreement has a three-year initial term commencing as of July 9, 2012, which will renew automatically for an additional one-year period unless either party intends not to renew.  Mr. Pulsifer serves as the Chief Financial Officer of the Company and receives an initial annual base salary of $200,000, which will be redetermined annually by the Executive Compensation Committee.  Mr. Pulsifer is entitled to receive cash incentive compensation as determined by the Executive Compensation Committee and to participate in or receive benefits under all of the Company’s employee benefit plans.

In the event of termination of employment for any reason, Mr. Pulsifer would be entitled to the following severance benefits: (i) any base salary earned through the date of termination, unpaid expense reimbursements and unused vacation; and (ii) any vested benefits Mr. Pulsifer may have under any employee benefit plan of the Company through the date of termination.

In the event of termination of employment by the Company without cause or by Mr. Pulsifer for good reason, Mr. Pulsifer would be entitled to the following severance benefits: (i) any vested benefits Mr. Pulsifer may have under any employee benefit plan of the Company through the date of termination; (ii) the applicable severance rate (i.e., from 0 to 1.5) multiplied by the sum of Mr. Pulsifer’s base salary and his average incentive compensation; and (iii) a monthly cash payment for 18 months equal to the amount of monthly employer contribution of the Company for health insurance, if applicable.

During the term of the Employment Agreement, if within 18 months after a change in control, Mr. Pulsifer’s employment is terminated by the Company without cause or by Mr. Pulsifer for good reason, Mr. Pulsifer would be entitled to the following severance benefits: (i) a lump sum in cash in an amount equal to 2 times the sum of (A) Mr. Pulsifer’s base salary plus (B) his average incentive compensation; (ii) acceleration of vesting of all stock options and other stock-based awards; and (iii) a monthly cash payment for 18 months equal to the amount of monthly employer contribution of the Company for health insurance, if applicable.

Pursuant to the Employment Agreement, Mr. Pulsifer is subject to non-compete and non-solicitation obligations both during, and after, his employment with the Company.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreements, which are filed as Exhibits 10.1and 10.2 hereto and incorporated by reference herein.

Item 5.05.  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On October 1, 2012, the Board of Directors adopted amendments to the Company’s Code of Business Conduct and Ethics.  The amendments to the Code of Business Conduct and Ethics clarify, update or enhance the descriptions of the standards of conduct that are expected of all directors, officers and employees of the Company.  The amendments took effect upon adoption by the Board of Directors.  The Code of Business Conduct and Ethics, as amended, is filed as Exhibit 14.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1                        Employment Agreement, by and between Lucid, Inc. and L. Michael Hone, dated October 1, 2012

10.2                        Employment Agreement, by and between Lucid, Inc. and Richard J. Pulsifer, dated October 1, 2012

14.1                        Code of Business Conduct and Ethics, as amended on October 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCID, INC.

Date: October 5, 2012	By:	/s/ Richard J. Pulsifer
Richard J. Pulsifer
Chief Financial Officer
(Principal Financial Officer)